Exhibit 10.2

FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

This First Amendment to Revolving Credit and Security Agreement (the “First Amendment”), is made this 6th day of August, 2010 among AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware corporation (“Holdings”), AVENTINE RENEWABLE ENERGY — AURORA WEST, LLC, a Delaware limited liability company (“Aventine Renewable Aurora”), AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Aventine Renewable Inc.”), AVENTINE RENEWABLE ENERGY — MT VERNON, LLC, a Delaware limited liability company (“Aventine Renewable Mt. Vernon”), AVENTINE POWER, LLC, a Delaware limited liability company (“Aventine Power”), NEBRASKA ENERGY, L.L.C., a Kansas limited liability company (“Nebraska Energy” and together Holdings, Aventine Renewable Aurora, Aventine Renewable Inc., Aventine Renewable Mt. Vernon and Aventine Power, each a “Borrower” and jointly and severally, the “Borrowers”), the financial institutions which are now or which hereafter become a party hereto as “Lenders” (collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent for the Lenders (in each such capacity, “Agent”).

BACKGROUND

A.            On March 15, 2010, Borrowers, Lenders and Agent entered into, inter alia, that certain Revolving Credit and Security Agreement (as same has been or may hereafter be amended, modified, renewed, extended, restated or supplemented from time to time, the “Loan Agreement”) to reflect certain financing arrangements among the parties thereto.  The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.”  All capitalized terms used not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement, as amended hereby.

B.            Holdings intends to enter into an Asset Purchase Agreement (the “Canton Purchase Agreement”) with New CIE Energy Opco, LLC, a Delaware limited liability company (the “Seller”), pursuant to which Seller shall sell, and Holdings shall purchase, substantially all of the assets of Seller (the “Acquired Assets”), on the terms and conditions set forth therein (such sale and purchase, the “Acquisition”); and

C.            Borrowers have requested and Agent and Lenders have agreed to: (i) consent to the Acquisition and (ii) modify certain terms and provisions of the Loan Agreement, in each case on the terms and subject to the conditions contained in this First Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Consent.

(a)           In reliance upon the documentation and information provided to Agent in connection with the Acquisition, including without limitation, the Canton Purchase Agreement, and notwithstanding anything to the contrary contained in the Loan Agreement, upon satisfaction of the conditions set forth in Section 4 below, Agent and Lenders hereby consent to the Acquisition.

(b)           This consent shall be effective only as to the Acquisition.  This consent shall not be deemed a consent to the breach by Borrowers of other covenants or agreements contained in any Existing Financing Agreement with respect to any other transaction or matter. Borrowers agree that the consent set forth in the preceding paragraph (a) shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to, or any waiver or modification of, any other term or condition of any Existing Financing Agreement, or (ii) to prejudice any right or remedy that Agent or Lenders may now have or may in the future have under or in connection with any Existing Financing Agreement other than with respect to the matters for which the consent in the preceding paragraph (a) has been provided.  Other than as described in this Amendment, the consent described in the preceding paragraph (a) shall not alter, affect, release or prejudice in any way any of the Borrowers’ Obligations under the Existing Financing Agreements.  This consent shall not be construed as establishing a course of conduct on the part of Agent or Lenders upon which the Borrowers may rely at any time in the future. Borrowers expressly waive any right to assert any claim to such effect at any time.

Section 2.              Amendments to Loan Agreement.

(a)           Amended Definitions.   Upon the Effective Date (as defined below), Section 1.2 of the Loan Agreement shall be amended by deleting the definition of “Letter of Credit Sublimit” and restating such definition in its entirety as follows:

“Letter of Credit Sublimit” shall mean Seventeen Million Dollars ($17,000,000).

(b)           New Definitions. Upon the Effective Date, Section 1.2 of the Loan Agreement shall be amended by adding the following definitions:

“Canton Purchase Agreement” shall mean the Asset Purchase Agreement, including all exhibits and schedules thereto, dated as of August 6, 2010, by and between New CIE Energy Opco, LLC, a Delaware limited liability company, as seller, and Holdings, as buyer.

“First Amendment” shall mean that certain First Amendment to Revolving Credit and Security Agreement dated the First Amendment Date.

“First Amendment Date” shall mean August 6, 2010.

(c)           Covenant to Exercise Rights.  Upon the Effective Date, the following “Section 6.11” shall hereby be added to Article VI of the Loan Agreement:

6.11         Exercise of Rights.  In its commercially reasonable judgment, enforce all of its rights under the Canton Purchase Agreement and any documents or agreements executed in connection therewith, including, but not limited to, all indemnification rights and pursue all remedies available to such Borrower with diligence and in good faith in connection with the enforcement of any such rights.

(d)           Capital Expenditures.  Upon the Effective Date, Section 7.6 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

Capital Expenditures.  Contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount for all Borrowers in excess of: (a) $115,000,000 for the fiscal year ending December 31, 2010; (b) $10,000,000 for fiscal year ending December 31, 2011; (c) $20,000,000 for fiscal year ending December 31, 2012; and (d) $7,000,000 for fiscal year ending December 31, 2013 and each fiscal year thereafter.

(e)           Inventory Reporting.  Upon the Effective Date, Section 9.16 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

Daily Inventory Reporting. Unless otherwise agreed to by Agent, in the event that Borrowers’ available unrestricted cash falls below $20,000,000 at any time, Borrowers shall deliver to Agent on a daily basis a report setting forth Borrowers’ in-transit Inventory in form and substance reasonably acceptable to Agent.

(f)            Amendment to Schedules. Upon the Effective Date, the Schedules to the Loan Agreement are hereby amended by deleting such Schedules in their entirety and substituting the respective Schedules attached hereto as Annex I in lieu therefor.

Section 3.              Security Interest.  As security for the payment of the Obligations, and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement, the Other Documents and the Existing Financing Agreements, each Borrower reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of Agent for its benefit and the ratable benefit of each Lender, upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.

Section 4.              Conditions Precedent.  This First Amendment shall be effective on the date (such date, the “Effective Date”) when each of the following conditions precedent shall have occurred:

(a)           Agent shall have received this First Amendment, duly executed and delivered by an authorized officer of each of the Borrowers and the Lenders.

(b)           Agent shall have received, for the ratable benefit of Lenders, a non-refundable amendment fee in the amount of $35,000.00.

(c)           Agent shall have received and reviewed to its satisfaction full, complete, final and signed copies of the Canton Purchase Agreement (together with all exhibits and schedules thereto) and all other documents executed by any party to the Canton Purchase Agreement and delivered to the other party to the Canton Purchase Agreement in connection therewith, all in form and substance satisfactory to Agent in its reasonable discretion.  In addition, the Acquisition shall have been consummated in accordance with the terms of the Canton Purchase Agreement, as in effect on the Effective Date.

(d)           Since the Closing Date, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect.

(e)           Each of the representations and warranties made by each Borrower in or pursuant to the Loan Agreement, as amended hereby, and any Other Document, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Loan Agreement, as amended hereby, and any Other Document, shall be true and correct in all material respects on and as of such date.

(f)            No Event of Default or Default shall have occurred and be continuing on the Effective Date, or would exist on the Effective Date after giving effect to the transactions contemplated by this First Amendment (including, without limitation, the Acquisition).

(g)           No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or, to the knowledge of any Borrower, threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this First Amendment, the Loan Agreement, the Other Documents, the Canton Purchase Agreement or any of the transactions contemplated hereby or thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of such Borrower’s business or inconsistent with the due consummation of the transactions contemplated by this First Amendment (including, without limitation, the Acquisition) shall have been issued by any Governmental Body.

Section 5.              Post Closing Conditions.

(a)           Within thirty (30) days after the First Amendment Date, Borrowers shall deliver to Agent a fully executed Access and Waiver Agreement, in form and substance satisfactory to Agent, relating to the premises leased under that certain Lease Agreement by and between Amerenenergy Resources Generating Company and Central Illinois Energy, L.L.C. (as predecessor to the Seller), dated as of August 11, 2005; provided however that failure to deliver any such Access and Waiver Agreement shall not be deemed to be an Event of Default hereunder; provided further that Borrowers acknowledge and agree that any Inventory located at any location for which an Access and Waiver Agreement has not been delivered to Agent shall not be included in the Formula Amount, unless Agent agrees to permit the inclusion of such Inventory in the Formula Amount subject to a rent reserve, to be determined by Agent in its reasonable discretion.

(b)           Borrowers shall deliver to Agent, no later than the close of business on August 10, 2010, evidence of (i) the payment in full of all outstanding obligations under that certain Credit and Security Agreement by and between Seller and Whitebox Hedged High Yield Partners, LP, dated as of November 5, 2008, as amended (the “Whitebox Credit Agreement”), (ii) the termination of the Whitebox Credit Agreement and (iii) the release of all related security interests and liens, if any, in the assets and properties of the Seller.

Section 6.              Confirmation of Indebtedness.  Borrowers confirm and acknowledge that as of the close of business on August 6, 2010, Borrowers were indebted to Agent and Lenders: (i) on account of Revolving Advances under the Loan Agreement in the aggregate principal amount of $0.00; and (ii) on account of undrawn Letters of Credit under the Loan

Agreement in the aggregate principal amount of $3,428,000.00, plus all fees, expenses and accrued but unpaid interest and in each case without any deduction, defense, setoff, claim or counterclaim, of any nature.

Section 7.              General Provisions.

(a)           Except as herein expressly amended, the Loan Agreement, the Other Documents and any other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

(b)           From and after the Effective Date, all references in this First Amendment, the Loan Agreement and the Other Documents to “this Loan Agreement,” “the Loan Agreement”, “hereof,” “herein,” “therein” or similar terms, shall mean and refer to the Loan Agreement as has been amended and as further amended by this First Amendment.

(c)           This First Amendment shall be governed by and construed in accordance with the laws of the State of Illinois applied to contracts to be performed wholly within the State of Illinois.  Any judicial proceeding brought by or against any Borrower with respect to this First Amendment may be brought in any court of competent jurisdiction in the State of Illinois, United States of America, and, by execution and delivery of this First Amendment, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this First Amendment.  Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 of the Loan Agreement and service so made shall be deemed completed after the same shall have been received by the Borrowing Agent, or at the Agent’s option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower’s agent for the purpose of accepting service within the State of Illinois.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.  Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder in any court of competent jurisdiction in the State of Illinois and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Each Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court.  Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this First Amendment or any related agreement, shall be brought only in a federal or state court located in the County of Cook, State of Illinois.

(d)           The Loan Agreement as amended hereby contains the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Agent’s and each Lender’s respective officers.  Neither this First Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this First Amendment and is not relying upon oral representations or statements inconsistent with the terms and provisions of this First Amendment.

(e)           If any part of this First Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

(f)            All costs and expenses, including reasonable attorneys’ fees and disbursements incurred by Agent on its behalf or on behalf of any Lender or by any Lender on its behalf or on behalf of Agent or any other Lender in connection with the negotiation, preparation and entering into of the this First Amendment may be charged to the Borrowers’ Account and shall be part of the Obligations.

(g)           The captions at various places in this First Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this First Amendment.

(h)           This First Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

(i)            The parties acknowledge that each party and its counsel have reviewed this First Amendment and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this First Amendment or any amendments, schedules or exhibits thereto.

(j)            Nothing contained in this First Amendment shall be deemed to constitute a waiver of any Default or Event of Default, whether or not Agent or any Lender has knowledge thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION,
as Agent and a Lender

By:	/s/ Sherry Winick
Name:	Sherry Winick
Title:	Vice President

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

AVENTINE RENEWABLE ENERGY — AURORA WEST, LLC

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

AVENTINE RENEWABLE ENERGY, INC.

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

AVENTINE RENEWABLE ENERGY — MT VERNON, LLC

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

AVENTINE POWER, LLC

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

NEBRASKA ENERGY, L.L.C.

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

ANNEX I

Schedules

(See Attached)

SCHEDULE 1.2

PERMITTED ENCUMBRANCES

Borrower	Secured Party	Amount
Aventine Renewable Aurora	DCR Construction, Inc.	$454,461.03
Aventine Renewable Inc.	Atlantic Plant Services	$46,709.41

Except as described below, encumbrances referenced above have been discharged in accordance with the Plan of Reorganization.  Although the Borrower believes that the encumbrance in favor of DCR Construction, Inc. has also been discharged, the Borrower has placed 150% of the amount of such encumbrance in escrow with the related title company.  The Borrower anticipates that this deposit will be returned to it when the title company determines that the lien has been discharged.  The Borrower will diligently pursue removal of such liens with each lienholder.

SCHEDULE 4.5

EQUIPMENT AND INVENTORY LOCATIONS

Borrower	Location of Inventory

Aventine Renewable Inc.	Motiva Enterprises, L.L.C. 4127 Winters Chapel Road Doraville, GA 30360

Aventine Renewable Inc.	F.C. Haab Co., Inc. 2314 Market Street Philadelphia, PA 19103

Aventine Renewable Inc.	Kinder Morgan Liquid Terminals, L.L.C. 8500 West 68th Street Argo, IL 60501

Aventine Renewable Inc.	Buckeye Terminals, L.L.C. 14410 N. Old Galena Road Chillicothe, IL 61523

Aventine Renewable Inc.	Buckeye Terminals, L.L.C. 18264 N. US Highway 45 Effingham, IL 62401

Aventine Renewable Inc.	Parke Warehouse 1800 E Garfield Avenue Decatur, IL 62525

Aventine Renewable Inc.	Bell Enterprises 30082 Harding Road Deer Creek, IL 61733

Borrower	Place of Business	Executive Office
Holdings	120 N. Parkway Drive Pekin, IL 61554	120 N. Parkway Drive Pekin, IL 61554

Aventine Renewable Inc.	1300 S. Second Street Pekin, IL 61554	120 N. Parkway Drive Pekin, IL 61554

Aventine Renewable Aurora	2103 Harvest Drive Aurora, NE 68818	120 N. Parkway Drive Pekin, IL 61554

Aventine Renewable Mt Vernon	7201 Port Road Mt. Vernon, IN 47620	120 N. Parkway Drive Pekin, IL 61554

Aventine Power	120 N. Parkway Drive Pekin, IL 61554	120 N. Parkway Drive Pekin, IL 61554

Nebraska Energy	1205 South “O” Road Aurora, NE 68818	120 N. Parkway Drive Pekin, IL 61554

Borrower	Real Property	Owned/Leased
Aventine Renewable Inc.	120 N. Parkway Drive Pekin, IL 61554	Leased. Landlord is: DTHC Properties Land Trust 105 N. Parkway Drive Pekin, IL 61554

Aventine Renewable Inc.	1300 S. Second Street Pekin, IL 61554	Owned

Holdings	2103 Harvest Drive Aurora, NE 68818	Owned

Aventine Renewable Mt Vernon	7201 Port Road Mt. Vernon, IN 47620	Leased. Landlord is: Ports of Indiana 150 W. Market Street Suite 100 Indianapolis, IN 46204

Nebraska Energy	1205 South “O” Road Aurora, NE 68818	Owned

Holdings	Parcel 1: A part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton	Owned

County, Illinois, more particularly described as follows and bearings refer to Cilco Duck Creek boundary map, recorded in Slide 15, Fulton County, Recorder’s Office:

Beginning at the Northwest corner of said Southwest Quarter of Section 13; thence along the North line of said Southwest Quarter North 89 degrees 03 minutes 25 seconds East, a distance of 1536.32 feet; thence bearing South 00 degrees 00 minutes 00 seconds East, a distance of 561.40 feet; thence bearing South 66 degrees 18 minutes 17 seconds West, a distance of 283.07 feet; thence 26.27 feet along a curve to the right, whose radius is 78.51 feet, and whose chord bears South 78 degrees 36 minutes 13 seconds West, a distance of 26.15 feet; thence bearing South 90 degrees 00 minutes 00 seconds West, a distance of 171.20 feet; thence bearing North 45 degrees 00 minutes 00 seconds

West, a distance of 22.63 feet; thence bearing South 90 degrees 00 minutes 00 seconds West, a distance of 276.38 feet; thence bearing South 00 degrees 00 minutes 00 seconds West, a distance of 261.76 feet to the Northeasterly line of the property deeded to Central Illinois Light Company as described in Volume 799, page 250, Fulton County Recorder’s Office; thence along said Northeasterly line 1028.87 feet along a curve to the left, whose radius is 1532.39 feet, and whose chord bears North 51 degrees 32 minutes 46 seconds West, a distance of 1009.66 feet to the West line of said Southwest Quarter; thence along said West line bearing North 00 degrees 37 minutes 33 seconds East, a distance of 272.92 feet to the Point of Beginning.

Parcel 2:
Part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the

Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows, and bearings are for descriptive purposes only:

Commencing at the Northwest corner of the Southwest Quarter of Section 13, thence along the West line of said Southwest Quarter bearing South 00 degrees 37 minutes 33 seconds West, a distance of 485.76 feet to an iron rod on the southerly line of property deeded to Central Illinois Light Company, as recorded in Volume 799 on Page 250 in the Fulton County Recorder’s Office, the Point of Beginning of the parcel to be described:

From said Point of Beginning, thence along said southerly line 1019.98 feet along a curve to the right, whose radius is 1332.39 feet and whose chord bears South 45 degrees 55 minutes 50 seconds East, a distance of

995.25 feet to an iron rod; thence continuing along the said southerly line bearing South 24 degrees 00 minutes 00 seconds East, a distance of 620.20 feet to an iron rod; thence bearing North 53 degrees 25 minutes 32 seconds West, a distance of 1211.84 feet to an iron rod on said West line of the Southwest Quarter; thence bearing North 00 degrees 37 minutes 33 seconds East a distance of 536.74 feet to the Point of Beginning.

Parcel 3:
Easement for ingress, egress and access to utilities across the property of Freeman United Mining Co., a Delaware corporation, in the Southeast Quarter of Section 14 and the Southwest Quarter of Section 13, Section 24, Section 25 and the North 1/2 of Section 36, all in Buckheart Township, Township 6 North, Range 4 East in Fulton County, Illinois as

established in Deed recorded April 21, 2006 as Document No. 0604144.

Parcel 4:
Easement for sewer purposes for the benefit of the insured across the property of Freeman United Mining Co., a Delaware corporation, recorded June 25, 2002 as Document No. 02-21724.

Parcel 5:
The South Half of the Northwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois;

And

A part of the South Half of Section 13 and a part of the North Half of Section 24, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows and bearings refer to the Cilco Duck Creek Boundary

Map recorded in Slide 15, Fulton County Recorder’s Office:

Beginning at the Center of said Section 13 as shown on said Cilco Duck Creek Boundary Map; thence along the boundary line of Duck Creek Station as shown on said Cilco Duck Creek Boundary Map for the next 14 courses bearing South 00 degrees 31 minutes 30 seconds West, a distance of 1337.06 feet; thence bearing South 88 degrees 38 minutes 05 seconds East, a distance of 1239.72 feet; thence bearing South 00 degrees 31 minutes 30 seconds West, a distance of 1270.00 feet; thence bearing North 89 degrees 03 minutes 17 seconds East, a distance of 1185.98 feet; thence bearing South 00 degrees 47 minutes 10 seconds West, a distance of 1298.23 feet; thence bearing North 90 degrees 00 minutes 00 seconds West, a distance of 565.43 feet; thence 558.11 feet along a curve to the right, whose radius is 1332.39 feet and whose chord bears North 78 degrees 00 minutes 00 seconds West, a chord length of 554.04 feet; thence bearing North 66 degrees 00 minutes 00 seconds West, a distance of 477.55 feet; thence 427.93 feet along a curve to the left, whose radius is 1532.39 feet and whose chord bears North 74 degrees 00 minutes 00 seconds West, a chord length of 426.54 feet; thence bearing North 82 degrees 00 minutes 00 seconds West, a distance of 460.26 feet; thence 1348.77 feet along a curve to the right, whose radius is 1332.39 feet and whose chord bears North 53 degrees 00 minutes 00 seconds West, a chord length of 1291.92 feet; thence bearing North 24 degrees 00 minutes 00 seconds West, a distance of 1649.32 feet; thence 1251.17 feet along a curve to the left, whose radius is 1532.39 feet and whose chord bears North 47 degrees 23 minutes 25 seconds West, a chord length of 1216.70 feet to the West line of said Section 13; thence along said West line bearing North 00 degrees 37 minutes 33 seconds East, a distance of 272.92 feet to the West Quarter corner of said Section 13; thence leaving said boundary line bearing North 89 degrees 03 minutes 25 seconds East, a distance of 2621.39 feet to the Point of Beginning.

Excepting Therefrom:

A part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows and bearings refer to Cilco Duck Creek Boundary Map, recorded in Slide 15, Fulton County Recorder’s Office:

Beginning at the Northwest corner of said Southwest Quarter of Section

13; thence along the north line of said Southwest Quarter bearing North 89 degrees 03 minutes 25 seconds East, a distance of 1536.32 feet; thence bearing South 00 degrees 00 minutes 00 seconds East, a distance of 561.40 feet; thence bearing South 66 degrees 18 minutes 17 seconds West, a distance of 283.07 feet; thence 26.27 feet along a curve to the right, whose radius is 78.51 feet, and whose chord bears South 78 degrees 36 minutes 13 seconds West, a distance of 26.15 feet; thence bearing South 90 degrees 00 minutes 00 seconds West, a distance of 171.20 feet; thence bearing North 45 degrees 00 minutes 00 seconds West, a distance of 22.63 feet; thence bearing South 90 degrees 00 minutes 00 seconds West, a distance of 276.38 feet; thence bearing South 00 degrees 00 minutes 00 seconds West, a distance of 261.76 feet to the northeasterly line of the property deeded to Central Illinois Light Company as described in Volume 799, page 250, Fulton County Recorder’s Office; thence along said northeasterly line 1028.87 feet along a curve to the left, whose radius is 1532.39 feet, and whose chord bears North 51 degrees 32 minutes 46 seconds West, a distance of 1009.66 feet to the West line of said Southwest Quarter; thence along said West line bearing North 00 degrees 37 minutes 33 seconds East, as distance of 272.92 feet to the Point of Beginning.

Further Excepting Therefrom:

Part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows, and bearings are for descriptive purposes only:

Commencing at the

Northwest corner of the Southwest Quarter of Section 13, thence along the West line of said Southwest Quarter bearing South 00 degrees 37 minutes 33 seconds West, a distance of 485.76 feet to an iron rod on the southerly line of property deeded to Central Illinois Light Company, as recorded in Volume 799 on Page 250 in the Fulton County Recorder’s Office, the Point of Beginning of the parcel to be described:

From said Point of Beginning, thence along said southerly line 1019.98 feet along a curve to the right, whose radius is 1332.39 feet and whose chord bears South 45 degrees 55 minutes 50 seconds East, a distance of 995.25 feet to an iron rod; thence continuing along the said southerly line bearing South 24 degrees 00 minutes 00 seconds East, a distance of 620.20 feet to an iron rod; thence bearing North 53 degrees 25 minutes 32 seconds West, a distance of 1211.84 feet to an iron rod on said West line of the Southwest Quarter; thence bearing North 00 degrees 37 minutes 33 seconds East a distance of 536.74 feet to the Point of Beginning.

Further Excepting Therefrom:

A part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows and bearings refer to Cilco Duck Creek Boundary Map, recorded in Slide 15, Fulton County Recorder’s Office:

Commencing at the Northwest corner of said Southwest Quarter of Section 13; thence along the north line of said Southwest Quarter bearing North 89 degrees 03 minutes 25 seconds East, a distance of 1536.32 feet to the Point of Beginning of the parcel to be described:

From said Point of Beginning; thence continuing along said North line bearing North 89 degrees 03 minutes 25 seconds East, a distance of 404.52 feet; thence bearing South 00 degrees 00 minutes 00 seconds West, a distance of 951.92 feet to an iron rod; thence bearing South 75 degrees 30 minutes 29 seconds West, a distance of 638.14 feet to an iron rod; thence bearing North 32 degrees 26 minutes 26 seconds West, a distance of 374.59 feet to an iron rod; thence bearing South 90 degrees 00 minutes 00 seconds West, a distance of 334.11 feet; thence bearing North 00 degrees 00 minutes 00 seconds East, a distance of 124.49 feet; thence bearing North 90 degrees 00 minutes 00 seconds East, a distance of 276.38 feet; thence bearing South 45 degrees 00 minutes 00 seconds East, a distance of 22.63 feet; thence bearing North 90 degrees 00 minutes 00 seconds East, a distance of 171.20 feet; thence 26.77 feet along a curve to the left, whose radius is 78.51 feet and whose chord bears North 78 degrees 36 minutes 13 seconds East, a distance of 26.15 feet; thence bearing North 66 degrees 18 minutes 17 seconds East, a distance of 283.07 feet; thence bearing North 00 degrees 00 minutes 00 seconds West, a distance of 561.40 feet to the Point of Beginning.

Further Excepting Therefrom:

A part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois more particularly described as follows:

Commencing at the
Northwest Corner of said Southwest Quarter, thence North 89°-03’ -25” East (bearings assumed for description purposes only) along the north line of said Southwest Quarter 1940.84 feet; thence South 0°-00’-00” West 951.92 feet to the Point of Beginning of the Parcel 2-A to be described:

From the Point of Beginning, thence continuing South 0°-00’-00” West 38.69 feet; thence South 75°-30’-29” West 616.32 feet; thence North 32°-26’-26” West 39.38 feet; thence North 75°-30’-29” East 638.14 feet to the Point of Beginning.

And

A part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois more particularly described as follows:

Commencing at the Northwest Corner of said Southwest Quarter, thence North 89°-03’-25”

East (bearings assumed for description purposes only) along the north line of said Southwest Quarter 1940.84 feet; thence South 0°-00’-00” West 951.92 feet; thence South 75°-30’-29” West 638.14 feet; thence North 32°-26’-26” West 252.21 feet to the Point of Beginning of the Parcel 2-B to be described:

From the Point of Beginning, thence North 90°-00’-00” West 399.75 feet; thence North 0°-00’-00” West 103.28 feet; thence South 90°-00’-00” East 334.11 feet; thence South 32°-26’-26” East 122.38 feet to the Point of Beginning.

Holdings	Premises subject to the Lease Agreement dated August 11, 2004 between Amerenenergy Resources Generating Company, as lessor, and Central	Leased

Illinois Energy, LLC, as lessee.

SCHEDULE 4.15(h)

DEPOSIT AND INVENTORY LOCATIONS

Borrower	Institution	Account Type.	Account #
Aventine Renewable Inc.	JPMorgan Chase Bank, N.A. 300 S. Riverside Place Chicago, IL 60606	Depository	304692603

Aventine Renewable Inc.	JPMorgan Chase Bank, N.A. 300 S. Riverside Place Chicago, IL 60606	Savings	844000521

Aventine Renewable Inc.	JPMorgan Chase bank, N.A. Attn: Aventine Renewable Energy, Inc. PO Box 88951 131 S. Dearborn, 6th Floor Chicago, IL 60603	Lockbox

Aventine Renewable Inc.	PNC Bank, N.A. 301 SW Adams St Loc: 50-CP0217 Peoria, IL 61602-1500	Concentration Account	4613273683

Aventine Renewable Inc.	PNC Bank, N.A. 301 SW Adams St Loc: 50-CP0217 Peoria, IL 61602-1500	Checking	4613273712

Borrower	Institution	Account Type.	Account #
Aventine Renewable Inc.	PNC Bank, N.A. 301 SW Adams St Loc: 50-CP0217 Peoria, IL 61602-1500	Flexible Spending	4613273739

Aventine Renewable Inc.	PNC Bank, N.A. 301 SW Adams St Loc: 50-CP0217 Peoria, IL 61602-1500	Depository Account	4613273691

Aventine Renewable Inc.	PNC Bank, N.A. 301 SW Adams St Loc: 50-CP0217 Peoria, IL 61602-1500	Payroll Account	4613273579

Aventine Renewable Inc.	PNC Bank, N.A. 301 SW Adams St Loc: 50-CP0217 Peoria, IL 61602-1500	Utility Deposit	4613273704

Aventine Renewable Inc.	PNC Bank, N.A. 555 Cranbury Road East Brunswick, NJ 08816-4026	Cash Collateral Account	1028065601

Aventine Renewable Inc.	PNC Bank, N.A. 555 Cranbury Road East Brunswick, NJ 08816-4026	Cash Collateral Account	1031950855

Aventine Renewable Inc.	PNC Bank, N.A. 555 Cranbury Road East Brunswick, NJ 08816-4026	Blocked Account	8026268503

Borrower	Institution	Account Type.	Account #
Aventine Renewable Inc.	PNC Investments 1900 E. Ninth St. Cleveland, OH 44114	Investment Account	VE0828778734

Aventine Renewable Inc.	Wilmington Trust FSB 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402	Indenture Collateral Account	095774-001

Aventine Renewable Inc.	Prudential Bache Commodities, LLC Global Derivatives Group One New York Plaza, 13th Floor New York, NY 10292	Commodities Account	BTB-950791

Nebraska Energy	Heritage Bank 1101 12th Street PO Box 329 Aurora, NE 68818	Payroll Account	314487

Nebraska Energy	PNC Bank, N.A. 301 SW Adams St Loc: 50-CP0217 Peoria, IL 61602-1500	Checking	4613273907

Aventine Renewable Mt Vernon	PNC Bank, N.A. 301 SW Adams St Loc: 50-CP0217 Peoria, IL 61602-1500	Payroll Account	4610723589

SCHEDULE 4.19

REAL PROPERTY

Borrower	Property Address	Owned/Leased

Aventine Renewable Inc.	1300 S. Second Street Pekin, Illinois 61554	Owned

Aventine Renewable Inc.	120 N. Parkway Drive Pekin, Illinois 61554	Leased

Nebraska Energy	1205 S. “O” Road Aurora, Nebraska 68818	Owned

Holdings	2103 Harvest Drive Aurora, Nebraska 68818	Owned

Aventine Renewable Mt Vernon	7201 Port Road Mt. Vernon, Indiana 47620	Leased

Holdings

Parcel 1:
A part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows and bearings refer to Cilco Duck Creek boundary map, recorded in Slide 15, Fulton County, Recorder’s Office:

Beginning at the Northwest corner of said Southwest Quarter of Section 13; thence along the North line of said Southwest Quarter North 89 degrees 03 minutes 25 seconds East, a distance of 1536.32 feet; thence bearing South 00 degrees 00 minutes 00 seconds East, a distance of 561.40 feet; thence bearing South 66 degrees 18 minutes 17 seconds West, a distance of 283.07 feet; thence 26.27 feet along a curve to the

Owned

right, whose radius is 78.51 feet, and whose chord bears South 78 degrees 36 minutes 13 seconds West, a distance of 26.15 feet; thence bearing South 90 degrees 00 minutes 00 seconds West, a distance of 171.20 feet; thence bearing North 45 degrees 00 minutes 00 seconds West, a distance of 22.63 feet; thence bearing South 90 degrees 00 minutes 00 seconds West, a distance of 276.38 feet; thence bearing South 00 degrees 00 minutes 00 seconds West, a distance of 261.76 feet to the Northeasterly line of the property deeded to Central Illinois Light Company as described in Volume 799, page 250, Fulton County Recorder’s Office; thence along said Northeasterly line 1028.87 feet along a curve to the left, whose radius is 1532.39 feet, and whose chord bears North 51 degrees 32 minutes 46 seconds West, a distance of 1009.66 feet to the West line of said Southwest Quarter; thence along said West line bearing North 00 degrees 37 minutes 33 seconds East, a distance of 272.92 feet to the Point of Beginning.

Parcel 2:
Part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows, and bearings are for descriptive purposes only:

Commencing at the Northwest

corner of the Southwest Quarter of Section 13, thence along the West line of said Southwest Quarter bearing South 00 degrees 37 minutes 33 seconds West, a distance of 485.76 feet to an iron rod on the southerly line of property deeded to Central Illinois Light Company, as recorded in Volume 799 on Page 250 in the Fulton County Recorder’s Office, the Point of Beginning of the parcel to be described:

From said Point of Beginning, thence along said southerly line 1019.98 feet along a curve to the right, whose radius is 1332.39 feet and whose chord bears South 45 degrees 55 minutes 50 seconds East, a distance of 995.25 feet to an iron rod; thence continuing along the said southerly line bearing South 24 degrees 00 minutes 00 seconds East, a distance of 620.20 feet to an iron rod; thence bearing North 53 degrees 25 minutes 32 seconds West, a distance of 1211.84 feet to an iron rod on said West line of the Southwest Quarter; thence bearing North 00 degrees 37 minutes 33 seconds East a distance of 536.74 feet to the Point of Beginning.

Parcel 3:
Easement for ingress, egress and access to utilities across the property of Freeman United Mining Co., a Delaware corporation, in the Southeast Quarter of Section 14 and the Southwest Quarter of Section 13, Section 24, Section 25 and the

North 1/2 of Section 36, all in Buckheart Township, Township 6 North, Range 4 East in Fulton County, Illinois as established in Deed recorded April 21, 2006 as Document No. 0604144.

Parcel 4:

Easement for sewer purposes for the benefit of the insured across the property of Freeman United Mining Co., a Delaware corporation, recorded June 25, 2002 as Document No. 02-21724.

Parcel 5:

The South Half of the Northwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois;

And

A part of the South Half of Section 13 and a part of the North Half of Section 24, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows and bearings refer to the Cilco Duck Creek Boundary Map recorded in Slide 15, Fulton County Recorder’s Office:

Beginning at the Center of said Section 13 as shown on said Cilco Duck Creek Boundary Map; thence along the boundary line of Duck Creek Station as shown on said Cilco Duck Creek Boundary Map for the next 14 courses bearing South 00 degrees 31 minutes 30 seconds

West, a distance of 1337.06 feet; thence bearing South 88 degrees 38 minutes 05 seconds East, a distance of 1239.72 feet; thence bearing South 00 degrees 31 minutes 30 seconds West, a distance of 1270.00 feet; thence bearing North 89 degrees 03 minutes 17 seconds East, a distance of 1185.98 feet; thence bearing South 00 degrees 47 minutes 10 seconds West, a distance of 1298.23 feet; thence bearing North 90 degrees 00 minutes 00 seconds West, a distance of 565.43 feet; thence 558.11 feet along a curve to the right, whose radius is 1332.39 feet and whose chord bears North 78 degrees 00 minutes 00 seconds West, a chord length of 554.04 feet; thence bearing North 66 degrees 00 minutes 00 seconds West, a distance of 477.55 feet; thence 427.93 feet along a curve to the left, whose radius is 1532.39 feet and whose chord bears North 74 degrees 00 minutes 00 seconds West, a chord length of 426.54 feet; thence bearing North 82 degrees 00 minutes 00 seconds West, a distance of 460.26 feet; thence 1348.77 feet along a curve to the right, whose radius is 1332.39 feet and whose chord bears North 53 degrees 00 minutes 00 seconds West, a chord length of 1291.92 feet; thence bearing North 24 degrees 00 minutes 00 seconds West, a distance of 1649.32 feet; thence 1251.17 feet along a curve to the left, whose radius is 1532.39 feet and whose chord bears North 47 degrees 23 minutes 25 seconds

West, a chord length of 1216.70 feet to the West line of said Section 13; thence along said West line bearing North 00 degrees 37 minutes 33 seconds East, a distance of 272.92 feet to the West Quarter corner of said Section 13; thence leaving said boundary line bearing North 89 degrees 03 minutes 25 seconds East, a distance of 2621.39 feet to the Point of Beginning.

Excepting Therefrom:

A part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows and bearings refer to Cilco Duck Creek Boundary Map, recorded in Slide 15, Fulton County Recorder’s Office:

Beginning at the Northwest corner of said Southwest Quarter of Section 13; thence along the north line of said Southwest Quarter bearing North 89 degrees 03 minutes 25 seconds East, a distance of 1536.32 feet; thence bearing South 00 degrees 00 minutes 00 seconds East, a distance of 561.40 feet; thence bearing South 66 degrees 18 minutes 17 seconds West, a distance of 283.07 feet; thence 26.27 feet along a curve to the right, whose radius is 78.51 feet, and whose chord bears South 78 degrees 36 minutes 13 seconds West, a distance of 26.15 feet; thence bearing South 90 degrees 00 minutes 00 seconds West, a distance of 171.20 feet; thence bearing North 45 degrees 00 minutes 00 seconds West, a distance of 22.63 feet; thence bearing South 90 degrees 00 minutes 00 seconds West, a distance of 276.38 feet; thence bearing South 00 degrees 00 minutes 00 seconds West, a distance of 261.76 feet to the northeasterly line of the property deeded to Central Illinois Light Company as described in Volume 799, page 250, Fulton County Recorder’s Office; thence along said northeasterly line 1028.87 feet along a curve to the left, whose radius is 1532.39 feet, and whose chord bears North 51 degrees 32 minutes 46 seconds West, a distance of 1009.66 feet to the West line of said Southwest Quarter; thence along said West line bearing North 00 degrees 37 minutes 33 seconds East, as distance of 272.92 feet to the Point of Beginning.

Further Excepting Therefrom:

Part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows, and bearings are for descriptive purposes only:

Commencing at the Northwest corner of the Southwest Quarter of Section 13, thence along the West line of said Southwest Quarter bearing South 00 degrees 37 minutes 33 seconds

West, a distance of 485.76 feet to an iron rod on the southerly line of property deeded to Central Illinois Light Company, as recorded in Volume 799 on Page 250 in the Fulton County Recorder’s Office, the Point of Beginning of the parcel to be described:

From said Point of Beginning, thence along said southerly line 1019.98 feet along a curve to the right, whose radius is 1332.39 feet and whose chord bears South 45 degrees 55 minutes 50 seconds East, a distance of 995.25 feet to an iron rod; thence continuing along the said southerly line bearing South 24 degrees 00 minutes 00 seconds East, a distance of 620.20 feet to an iron rod; thence bearing North 53 degrees 25 minutes 32 seconds West, a distance of 1211.84 feet to an iron rod on said West line of the Southwest Quarter; thence bearing North 00 degrees 37 minutes 33 seconds East a distance of 536.74 feet to the Point of Beginning.

Further Excepting Therefrom:

A part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois, more particularly described as follows and bearings refer to Cilco Duck Creek Boundary Map, recorded in Slide 15, Fulton County Recorder’s Office:

Commencing at the Northwest

corner of said Southwest Quarter of Section 13; thence along the north line of said Southwest Quarter bearing North 89 degrees 03 minutes 25 seconds East, a distance of 1536.32 feet to the Point of Beginning of the parcel to be described:

From said Point of Beginning; thence continuing along said North line bearing North 89 degrees 03 minutes 25 seconds East, a distance of 404.52 feet; thence bearing South 00 degrees 00 minutes 00 seconds West, a distance of 951.92 feet to an iron rod; thence bearing South 75 degrees 30 minutes 29 seconds West, a distance of 638.14 feet to an iron rod; thence bearing North 32 degrees 26 minutes 26 seconds West, a distance of 374.59 feet to an iron rod; thence bearing South 90 degrees 00 minutes 00 seconds West, a distance of 334.11 feet; thence bearing North 00 degrees 00 minutes 00 seconds East, a distance of 124.49 feet; thence bearing North 90 degrees 00 minutes 00 seconds East, a distance of 276.38 feet; thence bearing South 45 degrees 00 minutes 00 seconds East, a distance of 22.63 feet; thence bearing North 90 degrees 00 minutes 00 seconds East, a distance of 171.20 feet; thence 26.77 feet along a curve to the left, whose radius is 78.51 feet and whose chord bears North 78 degrees 36 minutes 13 seconds East, a distance of 26.15 feet; thence bearing North 66 degrees 18 minutes 17 seconds East, a distance of 283.07 feet; thence bearing North 00 degrees 00 minutes 00 seconds West, a distance of 561.40 feet to the Point of Beginning.

Further Excepting Therefrom:

A part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois more particularly described as follows:

Commencing at the Northwest Corner of said Southwest Quarter, thence North 89°-03’ -25” East (bearings assumed for description purposes only) along the north line of said Southwest Quarter 1940.84 feet; thence South 0°-00’-00” West 951.92 feet to the Point of Beginning of the Parcel 2-A to be described:

From the Point of Beginning, thence continuing South 0°-00’-00” West 38.69 feet; thence South 75°-30’-29” West 616.32 feet; thence North 32°-26’-26” West 39.38 feet; thence North 75°-30’-29” East 638.14 feet to the Point of Beginning.

And

A part of the Southwest Quarter of Section 13, Township 6 North, Range 4 East of the Fourth Principal Meridian, Fulton County, Illinois more particularly described as follows:

Commencing at the Northwest Corner of said Southwest

Quarter, thence North 89°-03’-25” East (bearings assumed for description purposes only) along the north line of said Southwest Quarter 1940.84 feet; thence South 0°-00’-00” West 951.92 feet; thence South 75°-30’-29” West 638.14 feet; thence North 32°-26’-26” West 252.21 feet to the Point of Beginning of the Parcel 2-B to be described:

From the Point of Beginning, thence North 90°-00’-00” West 399.75 feet; thence North 0°-00’-00” West 103.28 feet; thence South 90°-00’-00” East 334.11 feet; thence South 32°-26’-26” East 122.38 feet to the Point of Beginning.

Holdings	Premises subject to the Lease Agreement dated August 11, 2004 between Amerenenergy Resources Generating Company, as lessor, and Central Illinois Energy, LLC, as lessee.	Leased

SCHEDULE 5.1

CONSENTS

None required.

SCHEDULE 5.2(a)

STATES OF QUALIFICATION AND GOOD STANDING

Borrower	State of Formation
Holdings	Delaware
Aventine Renewable Inc.	Delaware
Aventine Renewable Aurora	Delaware
Aventine Renewable Mt Vernon	Delaware
Aventine Power	Delaware
Nebraska Energy	Kansas

Borrower	State of Qualification
Aventine Renewable Inc.	Alabama	Montana
	Arkansas	Nebraska
	California	Nevada
	Colorado	New Jersey
	Connecticut	New York
	Florida	North Carolina
	Hawaii	North Dakota
	Illinois	Ohio
	Indiana	Oklahoma
	Iowa	Oregon
	Kansas	Pennsylvania
	Kentucky	South Dakota
	Louisiana	Tennessee
	Michigan	Texas
	Minnesota	Virginia
	Mississippi	Washington
	Missouri	Wisconsin

Nebraska Energy	Nebraska
Aventine Renewable Aurora	Nebraska
Aventine Renewable Mt Vernon	Indiana
Aventine Power	Illinois

SCHEDULE 5.2(b)

SUBSIDIARIES

Borrower	Subsidiary
Holdings	Aventine Renewable Energy, Inc.
Aventine Renewable Energy — Aurora West, LLC
Aventine Renewable Energy — Mt Vernon, LLC
Aventine Power, LLC
Nebraska Energy, L.L.C.

SCHEDULE 5.4

FEDERAL TAX IDENTIFICATION NUMBER

Borrower	FEIN
Holdings	05-0569368
Aventine Energy Inc.	75-3108352
Aventine Renewable Aurora	20-5359285
Aventine Renewable Mt Vernon	20-5838144
Aventine Power	20-5359343
Nebraska Energy	47-0771872

SCHEDULE 5.6

PRIOR NAMES

Aventine Renewable Energy — Mt Vernon, LLC has also been known as Aventine Renewable Energy — Mt. Vernon, LLC.

On October 13, 2008, the Aventine Renewable Energy Holdings, Inc. (“Holdings”) completed its purchase of the 21.586% of Nebraska Energy, L.L.C. (“NELLC”) that it did not already own from Nebraska Energy Cooperative, Inc.  Holdings then assigned its ownership interest in NELLC to Aventine Renewable Energy, Inc. (“AREI”).  As part of the emergence from bankruptcy, Holdings acquired all interests of Aventine Renewable Energy, LLC (“LLC”) pursuant to a merger agreement dated March 15, 2010.  NELLC’s current ownership is 78.414% by Holdings and 21.586% by AREI.

On August 6, 2010 Aventine Renewable Energy Holdings, Inc. purchased substantially all of the assets of New CIE Energy Opco, LLC d/b/a/ Riverland Biofuels which comprise its ethanol production facility located in Canton, IL.

SCHEDULE 5.7

ENVIRONMENTAL

The following disclosures relate to property located at 1300 S. Second Street, Pekin, Illinois.

1.             The facility has a long history of industrial use, including corn processing and, since 1981, ethanol production. The facility historically and currently gets most of its energy from on-site coal fired-boilers. As such, the facility has had historical releases of Hazardous Substances that would have occurred with such operations and has resulted in both soil and groundwater contamination. During Borrowers’ ownership or operation of the facility, there has been no federal or state investigation or notice of violation regarding such historical releases or any Hazardous Discharges.

2.             We are aware of underground storage tanks which were installed by, and are owned, operated and the responsibility of, a tenant on the Real Property. Specifically, a 1000-gallon fiberglass waste oil underground storage tank (currently empty) exists on the property occupied and leased by the tenant. A 1000 gallon fiberglass gasoline underground storage tank also is present on site. A 10,000 gallon #2 diesel fiberglass underground storage tank exists at this location as well as a 20,000 gallon #2 diesel fuel underground tank. The 20,000 gallon tank is abandoned in place.

3.             The facility has cycled out its polychlorinated biphenyl (PCB) transformers which were historically in use or on the Real Property and currently no electrical transformers on the Real Property which would constitute PCB transformers or other equipment under the federal Toxic Substance Control Act regulations.

4.  On February 10, 2010, Aventine Renewable Energy, Inc. (Borrower) received a Notice of Violation from the Illinois Environmental Protection Agency citing: 1) Failure to obtain a certified wastewater treatment operator for the dry mill methanator and the ash pond handling system; 2) lab test methods not in compliance with approved methods (for BOD tests); and 3) effluent violations.   Borrower is in the process of responding to this notice and contesting and/or remediating the specific alleged deficiencies noted therein.

5.               The Phase I Environmental Site Assessments by Midwest Environmental Consulting and Remediation Services, Inc. dated February 23, 2006 and July 27, 2004 cover only a portion of the Canton real property and identify the possibility that portions of the real property were used for stock piling during mining of the surrounding area.

6.               Transfers of some environmental permits for the Canton facility were obtained in error in the name of “New CIE OPCO, LLC” or “New CIE Opco, LLC, D/b/a Riverland Biofuels.”

7.               Related to the Canton facility, a U.S. Environmental Protection Agency Fuel Additive Registration (40 C.F.R. Part 79) needs to be filed by Holdings.  Related to the Canton facility, Holdings will also need to register on the Central Data Exchange under the U.S. Environmental Protection Agency’s Renewable Fuels Program.

8.               Alleged violations of water quality requirements in the Complaint for Injunctive and Other Relief (“Complaint”) filed in Fulton County, Illinois Ninth Judicial Circuit Court, Docket No. 10-CH-33, entitled “People of the State of Illinois v. New CIE Energy Opco, LLC and The Andersons, Inc.”

9.               Under the terms of the Agreed Order entered into to govern interim actions to address the violations alleged in the Complaint, the Canton facility has approximately 2.4 million gallons of process wastewater on site that must be treated and disposed of pursuant to a plan approved by the Illinois Environmental Protection Agency.

10.         Related to the Canton facility, under the terms of the Agreed Order entered into to govern interim actions to address the violations alleged in the Complaint, certain actions are required, and water quality must improve as specified in the Agreed Order before the culvert into the large lake can be opened.  Until the culvert is opened, there is limited storage capacity in the small lake that may not be sufficient for full operation of the facility.  At present, ammonia levels are at an acceptable level, but dissolved oxygen levels in the small lake are too low to allow the culvert to be opened.

11.         Related to the Canton facility, in addition to matters related to the Agreed Order, the Illinois Environmental Protection Agency and the Illinois Attorney General’s Office are considering whether they will require dredging and if so, where and by which defendant they would require dredging, as part of the corrective actions to resolve the Complaint.  Resolution of the Complaint will also include payment for amounts assessed due to the fish kill, as determined by the Illinois Department of Natural Resources.

12.         Related to the Canton facility, Special Condition 12 of NPDES Permit No. IL0076830 required the Canton facility to prepare a Storm Water Pollution Prevention Plan (“SWPPP”) for industrial activity within 180 days of the effective date of the permit.  The permit’s original effective date was April 1, 2005.  The permit was modified on July 18, 2008. The Canton facility submitted a SWPPP on June 2, 2010 to address ongoing plant operations.

13.         The Canton facility had three unpermitted stormwater discharge points, for which it applied for coverage under the general NPDES permit for Industrial Activities on June 1, 2010.  These discharge points were included in the SWPPP filed with the Illinois EPA on June 2, 2010.

14.         The Canton facility is required to have a Class K wastewater operator under its NPDES permit, and has at times not had one.

15.         The Canton facility has conducted inspections under its Storm Water Pollution Prevention Plan, and some run off issues have required corrective action.

16.         The Canton facility has not completed aquatic toxicity testing as required by its NPDES permit.

17.         On August 22, 2009, the Canton facility had an ammonia release due to a failed pump seal that was reported to state authorities, and the plant took action to address the leak.

18.         The application for reissuance of the NPDES wastewater and industrial storm water permit for the Canton facility was due on September 30, 2009.  The Canton facility applied for reissuance of its NPDES permit on September 25, 2009.  The Illinois EPA has verbally requested additional information, which has not yet been provided.  The Illinois Environmental Protection Agency may request an anti-degradation review as part of the permit reissuance.  The Canton facility is aware that there are Illinois Environmental Protection Agency staff who would like to see a change in the discharge point to end direct discharges into the lake, and that this may be pursued in the NPDES permit reissuance proceeding.

19.         The Canton facility has not conducted performance testing on its grain handling facility, because the plant has not accepted its maximum capacity of grain.  An application to modify the air permit for grain handling to adjust the test date will need to be prepared and submitted to the Illinois Environmental Protection Agency when the date for testing is planned.

20.         On April 3, 2009, the Canton facility asked the U.S. Environmental Protection Agency for a change to the Canton facility’s start date under New Source Performance Standards due to delays in attaining normal operations.  The U. S. Environmental Protection Agency denied the request.  Performance testing on the coal-fired boiler has not been attempted because the plant has not attained normal operations or maximum capacity, and is still in the process of commissioning the steam turbine generator.

21.         The Canton facility asked the Illinois Environmental Protection Agency for an air permit modification to extend the period for emission testing of the coal boiler and various ethanol process units and for a permit modification to deal with the issues listed below. The Canton facility has not yet reached maximum capacity or a normal operating state, and has experienced malfunctions and/or shutdowns when it has attempted to conduct tests.  Performance tests completed in these conditions will not be accepted for compliance demonstration purposes.  The revised air permit provides additional time for completion of the performance tests, except those required under federal New Source Performance Standards applicable to the Canton facility.  The Canton facility has not applied for its air operating permit because it has not completed the required performance testing due to not attaining normal operations at maximum capacity.  A number of emission issues were addressed in the permit modification proceeding as follows:

a)              Related to the Canton facility, Fermentation Scrubber — The pre-2010 permit was based on the original design which assumed the fermentation scrubber emissions would be routed a CO2 plant, and direct venting to the atmosphere would be limited to 2920 hours per year.  The Canton facility never built a CO2 plant and direct vented 7087 hours per year at a reduced operational rate.  The revised permit reflects the direct venting of emissions from the fermentation scrubber 8760 hours per year.  Therefore, the tons per year limit for that unit was increased.

b)             Related to the Canton facility, Process Scrubber — The pre-2010 permit assumed all of the emissions exhaust from the scrubber would be routed to the coal boiler.  That design plan was never implemented.  Therefore, the Canton facility exceeded its tons per year limits for the process scrubber.  The revised permit reflects increased limits based on 8760 operating hours of direct venting to the atmosphere.

c)              Related to the Canton facility, Biomethanator Flare — The pre-2010 permit assumed that the flare would only exhaust to the atmosphere 500 hours per year.  The remaining time the flare would be routed to the coal fired boiler.  The revised permit reflects the flare emitting to the atmosphere 8760 hours per year.

d)             Related to the Canton facility, Wet Feed Dryer — In the pre-2010 permit, the Facility did exceed the number of hours of direct venting to the atmosphere from the wet feed dryer (325 hours per year).  However, because of the reduced operations, the estimated emissions were not in excess of the lb/hr and tons per year limit in the permit.  The revised permit was changed to allow the calculation of the direct venting emissions based on a lb/ton of wet feed dried.  Therefore, the plant could direct vent more hours if at a reduced operating rate.

e)              Related to the Canton facility, Fly Ash Baghouse — In 2009, the PM emissions from the flyash baghouse exceeded the lb/hr and tons per year limit because the baghouse was not working properly.  The limit for the baghouse was not changed in the revised permit because the baghouse had been repaired.

22.         The Canton facility has not performed Relative Accuracy Tests required for certification of its Continuous Emission Monitoring Systems.

23.         The Canton facility conducted performance tests on its natural gas boiler on April 28, 2009; however, additional testing is necessary due to excess emissions of NOx.  Based on a review of the draft results from GE Energy and discussions with the boiler manufacturer, boiler adjustments are needed as the NOx emissions were higher than permitted levels and the CO emissions were extremely low.  Beth Steinhour verbally notified Chris Romaine from the Illinois EPA of the draft test results and the plan to make adjustments to the boiler and retest, and to not operate the natural gas boiler until repairs and tuning were complete and additional testing conducted.  The retesting was not conducted and the Canton facility stopped operating the boiler.

24.         The Canton facility has placed tags to identify equipment subject to Leak Detection and Repair requirements, but has not done inspections and has not set up a compliance system.

25.         The Canton facility had excess emissions and monitoring downtime as reported in its quarterly emission reports to the Illinois Environmental Protection Agency filed between the fourth quarter of 2008 through the first quarter of 2010.  The Canton facility self-reported noncompliance as described in its letters to the Illinois Environmental Protection Agency dated February 19, 2010.  The Canton facility exceeded its chlorine limit as reported in its August 2009 Discharge Monitoring Report.  The Canton facility did not file its Discharge Monitoring Report for December 2009.

26.         On July 20, 2010, the Illinois Environmental Protection Agency noted discrepancies in the Canton facility’s 2009 annual emission report between hourly emissions and annual emission reported.  On July 26, 2010, the Canton facility responded with a revised report that corrected certain hourly emissions in the initial report and stated that annual emissions in the initial report were accurate.  In the 2009 Annual Emissions Report, the Canton facility had inadvertently included the calculated coal boiler lb/hour for 100% operation.  The tons per year reported for the boiler was accurate.  The response to the Illinois Environmental Protection Agency revised the lb/hr number to reflect the boilers reduced operating capacity that corresponded to the correct tonnage reported.  The reported annual emissions were not above 100 tons per year for 2009 and this was clarified in the response.

SCHEDULE 5.8(b)

LITIGATION

1.  Related to the Canton facility, the former owner of the facility has initiated foreclosure litigation relating to that certain Second Mortgage, dated June 9, 2006 and filed for recording on June 18, 2007 as Document Number 0713040 in the office of the County Clerk & Recorder for Fulton County, Illinois.

SCHEDULE 5.8(d)

PLANS

Aventine Renewable Energy, Inc. maintains the Aventine Renewable Energy, Inc. Hourly Pension Plan for the benefit of its unionized employees.

SCHEDULE 5.9

INTELLECTUAL PROPERTY

Borrower	Patent/Trademark	Registration #

Holdings	Trademark application for “Aventine Renewable Energy and design”	77223730

Aventine Renewable Inc.	Trademark for “Aventine Renewable Energy, Inc. and design”	2,954,378

Aventine Renewable Inc.	Trademark for “Aventine”	2,928,195

Aventine Renewable Inc.	Trademark for “Aventine and design”	2,937,415

Aventine Renewable Inc.	Trademark for “Providing clean, renewable energy for the world”	3,428,803

Aventine Renewable Inc.	Canadian Trademark application for “Providing clean, renewable energy for the world”	1316265

Aventine Renewable Inc.	U.S. Patent “Heat Recovery from a Biomass Heat Source”	7,566,383

Holdings	Trademark for “Riverland Biofuels”

Holdings	Trademark for “Riverland Biofuels logo”

SCHEDULE 5.10

LICENSES AND PERMITS

None

SCHEDULE 5.14

LABOR DISPUTES

Approximately 55% of our current full-time employees are represented by a union.  The unionized employees are covered by a collective bargaining agreement between Aventine Renewable Energy, Inc. and the United Steelworkers International Union, Local 7-662.  Our contract with the Union is scheduled to expire on October 31, 2010.

SCHEDULE 5.27

EQUITY INTERESTS

Borrower	Equity Holder(s)	Ownership Interest

Holdings	Unsecured Claims Stock Pool	6,840,000 shares

Holdings	Senior Secured Noteholders	1,710,000 shares

Holdings	Holders of Warrants	Up to 5% of common stock on a fully diluted basis at an exercise price of $40.94

Aventine Renewable Inc.	Aventine Renewable Energy Holdings, Inc.	1,000 shares of common stock

Aventine Renewable Aurora	Aventine Renewable Energy Holdings	100% of membership units

Aventine Renewable Mt Vernon	Aventine Renewable Energy Holdings	100% of membership units

Nebraska Energy	Aventine Renewable Energy Holdings	78.414% of membership units

Nebraska Energy	Aventine Renewable Energy, Inc.	21.586% of membership units

Aventine Power	Aventine Renewable Energy Holdings	100% of membership units

Schedule 6.12(b)

Warehousing Arrangements

Aventine Renewable Inc.	Warehousing of Co-Product Inventory	Bell Enterprises 30082 Harding Road Deer Creek, IL 61733
Aventine Renewable Inc.	Warehousing of Personal Property	United Facilities, Inc. 603 N. Main Street East Peoria, IL 61611
Aventine Renewable Inc.	Warehousing of Personal Property	National Rental Inc. 706 S Second Street Pekin, IL 61554
Nebraska Energy	Warehousing of Personal Property	Nebraska Storage LLC Unit #28 764 S. 16th Street Aurora, NE 68818

Packaging Arrangements

Aventine Renewable Inc.	Re-bagging & warehousing of Co-Product Inventory	Parke Warehouse 1800 E Garfield Avenue Decatur, IL 62525

Terminal Services

Aventine Renewable Inc.	Terminal Services & warehousing of Ethanol Inventory	Kinder Morgan 8500 West 68th Street Argo, IL 60501
Aventine Renewable Inc.	Terminal Services & warehousing of Ethanol Inventory	Motiva Enterprises, Inc. 4127 Winters Chapel Rd. Doraville, GA 30360
Aventine Renewable Inc.	Terminal Services & warehousing of Ethanol Inventory	Buckeye Pipeline Company 18264 N. US Highway 45 Effingham, IL 62401
Aventine Renewable Inc.	Terminal Services & warehousing of Ethanol Inventory	FC Haab 2314 Market Street Philadelphia, PA 19103

Access Arrangements

Aventine Renewable Inc.	Information Technology Services & storage of data	Bourque Data Systems 1610 Woodstead Ct. The Woodlands, TX 77380
Aventine Renewable Inc.	Information Technology Services & storage of data	Core Services 123 Headquarters Plaza Morristown, NJ 07960
Nebraska Energy	Information Technology Services & storage of data	Mainsaver 15150 Avenue of Science San Diego, CA 92128